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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ROLLINS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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 ROLLINS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
2170 Piedmont Road, N.E., Atlanta, Georgia 30324

         TO THE HOLDERS OF THE COMMON STOCK:

        PLEASE TAKE NOTICE that the 2009 Annual Meeting of Stockholders of ROLLINS, INC., a Delaware corporation (the "Company"), will be held at the Company's offices located at 2170 Piedmont Road, N.E., Atlanta, Georgia, on Tuesday, April 28, 2009, at 12:30 P.M.

        At the meeting, you will be asked to:

  1.
  Elect the three Class II nominees identified in the attached Proxy Statement to the Board of Directors;

  2.
  Elect the one Class I nominee identified in the attached Proxy Statement to the Board of Directors; and

  3.
  Consider and act upon such other business as may properly come before the Annual Meeting or any adjournment of the meeting.

        The Proxy Statement dated March 16, 2009 is attached.

        The Board of Directors has fixed the close of business on February 27, 2009, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

        Stockholders who do not expect to be present at the meeting are urged to complete, date, sign, and return the enclosed proxy. No postage is required if the enclosed envelope is used and mailed in the United States.

        The Proxy Statement and 2008 Annual Report are available at www.edocumentview.com/RLNS.

BY ORDER OF THE BOARD OF DIRECTORS

Michael W. Knottek Senior Vice President—Secretary

Atlanta, GA
March 16, 2009

Please complete, sign and date the proxy card as promptly as possible and return it in the enclosed envelope.

 PROXY STATEMENT

        This Proxy Statement and a form of proxy were first mailed to stockholders on or about March 16, 2009. The following information concerning the enclosed proxy and the matters to be acted upon at the Annual Meeting of Stockholders to be held on April 28, 2009, is submitted by the Company to the stockholders in connection with the solicitation of proxies on behalf of the Company's Board of Directors.

SOLICITATION OF AND POWER TO REVOKE PROXY

        A form of proxy is enclosed. Each proxy submitted will be voted as directed, but if not otherwise specified, proxies solicited by the Board of Directors of the Company will be voted in favor of the candidates for election to the Board of Directors.

        A stockholder executing and delivering a proxy has power to revoke the same and the authority thereby given at any time prior to the exercise of such authority, if he so elects, by contacting either proxy holder or by attending the meeting and voting in person. However, a beneficial stockholder who holds his shares in street name must secure a proxy from his broker before he can attend the meeting and vote. All costs of solicitation have been, and will be, borne by the Company.

Householding and Delivery of Proxy Materials

        The Company has adopted the process called "householding" for mailing the proxy material in order to reduce printing costs and postage fees. Householding means that stockholders who share the same last name and address will receive only one copy of the Proxy Material, unless we receive contrary instructions from any stockholder at that address. The Company will continue to mail a proxy card to each stockholder of record.

        If you prefer to receive multiple copies of the proxy material at the same address, additional copies will be provided to you promptly upon written or oral request. If you are a stockholder of record, you may contact us by writing to the Company 2170 Piedmont Rd., NE, Atlanta, GA 30324 or by calling 404-888-2000. Eligible stockholders of record receiving multiple copies of the Proxy Material can request householding by contacting the Company in the same manner.

CAPITAL STOCK

        The outstanding capital stock of the Company on February 27, 2009 consisted of 100,265,792 shares of Common Stock, par value $1.00 per share. Holders of Common Stock are entitled to one vote (non-cumulative) for each share of such stock registered in their respective names at the close of business on February 27, 2009, the record date for determining stockholders entitled to notice of and to vote at the meeting or any adjournment thereof.

        A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Abstentions will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. In accordance with the General Corporation Law of the state of Delaware, the election of the nominees named herein as Directors will require the affirmative vote of a plurality of the votes cast by the shares of Company Common Stock entitled to vote in the election provided that a quorum is present at the Annual Meeting. In the case of a plurality vote requirement (as in the election of directors), where no particular percentage vote is required, the outcome is solely a matter of comparing the number of votes cast for each nominee, with those nominees receiving the most votes being elected, and hence only votes for director nominees (and not abstentions) are relevant to the outcome. In this case, the nominees receiving the most votes will be elected. There are no rights of appraisal or similar dissenter's rights with respect to any matter to be acted upon pursuant to this Proxy Statement. It is expected that shares held of record by officers and directors of the Company, which in the aggregate represent approximately 56 percent of the outstanding shares of Common Stock, will be voted for the nominees.

        The names of the executives named in the Summary Compensation Table and the name and address of each stockholder (or "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who owned beneficially over five percent (5%) of the shares of Common Stock of the Company on February 27, 2009, together with the number of shares owned by each such person and the percentage of outstanding shares that ownership represents, and information as to Common Stock ownership of the executive officers and directors of the Company as a group (according to information received by the Company) are set out below:

STOCK OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

Name and Address of Beneficial Owner	Amount Beneficially Owned(1)		Percent of Outstanding Shares
R. Randall Rollins Chairman of the Board 2170 Piedmont Road, N.E. Atlanta, Georgia	50,980,608	(2)	50.8
Gary W. Rollins Chief Executive Officer, President and Chief Operating Officer 2170 Piedmont Road, N.E. Atlanta, Georgia	52,027,295	(3)	51.9
Mario J. Gabelli One Corporate Center Rye, New York 10580	5,830,270	(4)	5.8
Glen W. Rollins Vice President 2170 Piedmont Road, N.E. Atlanta, Georgia	1,232,426	(5)	1.2
Harry J. Cynkus Chief Financial Officer and Treasurer 2170 Piedmont Road, N.E. Atlanta, Georgia	1,157,553	(6)	1.2
Michael W. Knottek Senior Vice President and Secretary 2170 Piedmont Road, N.E. Atlanta, Georgia	127,498	(7)	0.1
All Directors and Executive Officers as a group (10 persons)	56,202,191	(8)	56.1

(1)
Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.

(2)
Includes 49,540 shares of the Company Common Stock held as Trustee, Guardian, or Custodian for his children. Also includes 2,492,392 shares of the Company Common Stock held in three trusts of which he is a Co-Trustee and as to which he shares voting and investment power. Also includes 212,293* shares of the Company held by his wife. Also includes 47,770,372 shares of Company Common Stock owned by RFPS Management Company I, Limited Partnership. The general partner of RFPS is RFA Management Company, LLC, a Georgia limited liability company, managed by LOR, Inc. Mr. R. Randall Rollins is an officer and director of LOR, Inc.

  Mr. R. Randall Rollins and Mr. Gary W. Rollins have voting control of LOR, Inc. Also includes 5,728 shares of Company Common Stock in an individual retirement account and 751 shares of Company Stock in the Rollins, Inc. 401(k) Plan. Mr. Rollins is part of a control group holding company securities that includes Mr. Gary Rollins, as disclosed on a Schedule 13D on file with the U.S. Securities and Exchange Commission.

(3)
Includes 2,492,392 shares of the Company in three trusts of which he is a Co-Trustee and as to which he shares voting and investment power. Also includes 247,155* shares of the Company Common Stock held by his wife. Also includes 47,770,372 shares of Company Common Stock owned by RFPS Management Company I, Limited Partnership. The general partner of RFPS is RFA Management Company, LLC, a Georgia limited liability company, managed by LOR, Inc. Mr. Gary W. Rollins is an officer and director of LOR, Inc. Mr. R. Randall Rollins and Mr. Gary W. Rollins have voting control of LOR, Inc. Also includes 3258 shares of Company Common Stock in the Company's employee stock purchase plan and 62,177 shares of Company Common Stock held by the Rollins 401(k) Plan. Mr. Rollins is part of a control group holding company securities that includes Mr. R. Randall Rollins, as disclosed on a Schedule 13D on file with the U.S. Securities and Exchange Commission.

(4)
Based upon information received by the Company, an aggregate of 5,830,270 shares of Company Common Stock are beneficially owned by Mario Gabelli and entities controlled directly or indirectly by Mario Gabelli as follows: GAMCO Investors, Inc., 3,343,695 shares; Gabelli Funds, L.L.C., 2,476,000 shares; and Mr. Mario Gabelli, 10,575 shares. GAMCO Investors, Inc. does not have authority to vote 130,125 shares of the total 2,476,000 held. Several of these entities share voting and disposition powers with respect to the shares of Company Common Stock held by them.

(5)
Includes 224,660 shares of Company Common Stock held as Custodian/Guardian for his minor children. Includes options to purchase 219,373 shares of Company Common Stock which are currently exercisable or will become exercisable within 60 days of the date hereof. Also includes 46,264* shares of the Company Common Stock held by his wife. Also includes 28,005 shares of Company Common Stock held by the Rollins 401(k) Plan and 2,538 shares of stock in the Company's employee stock purchase plan.

(6)
Includes 1,021,612 shares of Company Common Stock held by the Rollins Pension Plan as to which Mr. Cynkus has voting power. Also includes a combined 4,200 shares of Company Common Stock held by the Rollins 401(k) Plan.

(7)
Includes 5,334 shares of the Company's stock held by Rollins 401(k) Plan.

(8)
Shares held in trusts as to which more than one officer and/or director are Co-Trustees have been included only once.

*
Mr. R. Randall Rollins, Mr. Gary W. Rollins, and Mr. Glen Rollins disclaim any beneficial interest in these holdings.

Stock Ownership Requirements

        The Company has adopted stock ownership guidelines for the named executive officers identified in the previous table and for key executives designated by the Compensation Committee. The current guidelines as determined by the Compensation Committee include:

  1.
  Chairman of the Board of Directors and CEO—Ownership equal to 5 times base salary

  2.
  Orkin President—Ownership equal to 4 times base salary

  3.
  Other Rollins Officers—Ownership equal to 3 times base salary

  4.
  Division Vice Presidents—Ownership equal to 2 times base salary

  5.
  Other covered executives—Ownership equal to 1 times base salary

        The covered executives have a period of four years in which to satisfy the guidelines, either from the date of adoption of the policy on November 1, 2006, or the date of appointment to a qualifying position, whichever is later. Shares counted toward this requirement will be based on shares beneficially owned by such executive (as beneficial ownership is defined by the SEC's rules and regulations) including shares owned outright by the executive, shares held in Rollins 401(k) retirement savings plan, stock held in the Rollins employee stock purchase and dividend reinvestment plan, shares obtained through stock option exercise and held, restricted stock awards whether or not vested and shares held in trust in the employee's name. Once achieved, ownership of the guideline amount must be maintained for as long as the individual is subject to the Executive Stock Ownership Guidelines and the executive is required to retain a minimum of 25% of any future equity awards.

 ELECTION OF DIRECTORS

        At the Annual Meeting, Messrs. Gary W. Rollins, Henry B. Tippie, and Larry L. Prince will be nominated to serve as Class II directors for a term of three years and Mr. Glen W. Rollins will be nominated to serve as a Class I director for a term of two years, and until the election and qualification of their successors. The nominees for election at the 2009 Annual Meeting are all now directors of the Company, except for Messrs. Larry L. Prince and Glen W. Rollins who were recommended to the Nominating and Governance Committee as director candidates by Messrs. R. Randall Rollins and Gary W. Rollins. Five other individuals serve as directors but are not standing for re-election because their terms as directors extend past this Annual Meeting pursuant to provisions of the Company's by-laws, which provide for the election of directors for staggered terms, with each director serving a three-year term. Unless authority is withheld, the proxy holders will vote for the election of each nominee named below as a director. Although management does not contemplate the possibility, in the event any nominee is not a candidate or is unable to serve as director at the time of the election, unless authority is withheld, the proxies will be voted for any nominee who shall be designated by the present Board of Directors and recommended by the Nominating and Governance Committee to fill such vacancy.

        The name and age of each of the four nominees, their principal occupations, together with the number of shares of Common Stock beneficially owned, directly or indirectly, by each nominee and the percentage of outstanding shares that ownership represents, all as of the close of business February 27, 2009 (according to information received by the Company) are set out below. Similar information is also provided for those directors whose terms expire in future years.

Name	Principal Occupation(1)	Service as Director	Age	Shares of Common Stock(2)		Percent of Outstanding Shares
Names of Director Nominees
Class II (Current Term Expires 2009, New Term Will Expire 2012)
Gary W. Rollins(3)	Chief Executive Officer, President and Chief Operating Officer of the Company	1981 to date	64	52,027,295	(4)	51.9
Henry B. Tippie	Presiding Director of the Company; Chairman of the Board and Chief Executive Officer of Tippie Services, Inc. (management services); Chairman of the Board of Dover Downs Gaming and Entertainment, Inc. (operator of multi-purpose gaming and entertainment complex) since January 2002; and Chairman of the Board of Dover Motorsports, Inc. (operator of motorsports tracks)	1960 to 1970; 1974 to date	82	1,161,335	(5)	1.2
Larry L. Prince	Chairman of the Executive Committee of the Board of Directors of Genuine Parts Company (automotive parts distributor); Chairman of the Board from 1990 through February 2005 and Chief Executive Officer from 1989 through August 2004 of the Genuine Parts Company; and a director of Crawford & Company (insurance holding company), and SunTrust Banks, Inc. (bank holding company).	To be elected	70	5,000		*
Class I (New Term Will Expire 2011)
Glen W. Rollins(3)	President and Chief Operating Officer of Orkin, Inc; and Vice President of Rollins, Inc.	To be elected	42	1,232,426	(6)	1.2

Name	Principal Occupation(1)	Service as Director	Age	Shares of Common Stock(2)		Percent of Outstanding Shares
Names of Directors Whose Terms Have Not Expired
Class III (Term Expires 2010)
Wilton Looney	Honorary Chairman of the Board of Genuine Parts Company (automotive parts distributor)	1975 to date	89	5,062		*
Bill J. Dismuke	Retired President of Edwards Baking Company (manufacturer of baked pies and pie pieces)	1984 to date	72	3,037		*
Thomas J. Lawley	Dean of the Emory University School of Medicine since 1996	2006 to date	62	2,000		*
Class I (Term Expires 2011)
R. Randall Rollins(3)	Chairman of Rollins, Inc; Chairman of the Board of the Company; Chairman of the Board of RPC, Inc. (oil and gas field services); and Chairman of the Board of Marine Products Corporation (boat manufacturing)	1968 to date	77	50,980,608	(7)	50.8
James B. Williams	Chairman of the Executive Committee of SunTrust Banks, Inc. (bank holding company) from 1998 to April 2004; and Chairman of the Board and Chief Executive Officer of SunTrust Banks, Inc. from 1991 to 1998	1978 to date	75	67,500		*

(1)
Except as noted, each of the Directors has held the positions of responsibility set out in this column (but not necessarily his present title) for more than five years. In addition to the directorships listed in this column, the following individuals also serve on the Boards of Directors of the following companies: James B. Williams: The Coca-Cola Company; R. Randall Rollins: Dover Motorsports, Inc. and Dover Downs Gaming and Entertainment, Inc.; Gary W. Rollins, Genuine Parts Company. All persons named, with the exception of Dr. Thomas J. Lawley and Messrs Larry L. Prince and Glen W. Rollins, in the above table are directors of RPC, Inc. and Marine Products Corporation. Mr. Prince has concurrently been nominated to be elected to the Board of Directors of RPC, Inc. and Marine Products Corporation.

(2)
Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.

(3)
R. Randall Rollins and Gary W. Rollins are brothers. Gary W. Rollins is the father of Glen W. Rollins, Vice President of the Company.

(4)
See information contained in footnote (3) to the table appearing in Capital Stock section.

(5)
Includes 79,986** shares of Common Stock of the Company held by a trust of which he is a Co-Trustee and as to which he shares voting and investment power and 337 shares held in a wholly owned corporation. Also includes 1,012** shares held by his wife. Does not include shares of Common Stock of the Company owned by Rollins Holding Company, an interest in which is indirectly held by a trust of which Mr. Tippie is a Co-Trustee but not a beneficiary.

(6)
See information contained in footnote (5) to the table appearing in the Capital Stock section.

(7)
See information contained in footnote (2) to the table appearing in the Capital Stock section.

*
Less than 1% of outstanding shares.

**
Mr. Henry B. Tippie disclaims any beneficial interest in these holdings.

Our Board of Directors recommends a vote FOR the nominees listed.

 CORPORATE GOVERNANCE AND BOARD OF DIRECTORS'
COMMITTEES AND MEETINGS

Board Meetings and Compensation

        The Board of Directors met five times during the year ended December 31, 2008. No director attended fewer than 75 percent of the Board meetings held during such director's term of service and meetings of committees on which he served during 2008. In addition, the Company has from time to time formed a special committee for the purpose of evaluating and approving certain transactions in which other directors of the Company have an interest. During 2008, the Company had no such committee.

        The Board of Directors has an Audit Committee, Compensation Committee, Diversity Committee and a Nominating and Governance Committee.

        Below is a summary of our committee structure and membership information.

Board of Directors	Audit Committee	Compensation Committee	Diversity Committee	Executive Committee	Nominating & Governance Committee
R. Randall Rollins(1)				Member
Henry B. Tippie(2)	Chair	Chair	Chair		Chair
Wilton W. Looney(2)	Member	Member	Member		Member
James B. Williams(2)	Member	Member	Member		Member
Bill J. Dismuke(2)	Member
Gary W. Rollins(3)				Member
Thomas J. Lawley M.D.

(1)
Chairman of the Board of Directors

(2)
Financial Expert

(3)
Chief Executive Officer, President and Chief Operating Officer

Audit Committee

        The Audit Committee of the Board of Directors of the Company consists of Messrs. Henry B. Tippie (Chairman), Wilton Looney, James B. Williams and Bill Dismuke. The Audit Committee held six meetings during the fiscal year ended December 31, 2008 including a meeting to review the Company's Form 10-K for the year ending December 31, 2007. The Board of Directors has determined that all of the members of the Audit Committee are independent as that term is defined by the rules of the Securities and Exchange Commission ("SEC") and the New York Stock Exchange ("NYSE"). The Board of Directors has also determined that all of the Audit Committee members are "Audit Committee Financial Experts" as defined in the SEC rules. Additionally, the Board of Directors has determined that the simultaneous service by Mr. James B. Williams on the Audit Committees of three other publicly traded companies does not impair his ability to effectively serve on the Audit Committee of the Company. The Audit Committee meets with the Company's independent public accountants, Vice President of Internal Audit, Chief Executive Officer and Chief Financial Officer to review the scope and results of audits and recommendations made with respect to internal and external accounting controls and specific accounting and financial reporting issues. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from the Company for, outside legal, accounting or other advisors, as it deems necessary to carry out its duties. The Audit Committee charter is available on the Company's website at www.rollins.com, under the Governance section. A copy of the charter is also available in print, without charge, to any shareholder who requests it.

Compensation Committee

        The Compensation Committee of the Board of Directors of the Company consists of Messrs. Henry B. Tippie (Chairman), Wilton Looney and James B. Williams. It held two meetings in person and two telephonic meetings during the fiscal year ended December 31, 2008. The function of the Compensation Committee is to set the base salary and cash based incentive compensation of all of the executive officers of the Company. The Compensation Committee also administers the Rollins, Inc. Employee Stock Incentive Plan. The Compensation Committee does not have a formal charter, and is not required to have one under the "controlled company" exemption under the NYSE rules, as described in the section titled "Director Independence and NYSE Requirements" below.

Diversity Committee

        The Diversity Committee of the Board of Directors of the Company consists of Henry B. Tippie (Chairman), Wilton Looney and James B. Williams. It held one meeting during the fiscal year ended December 31, 2008. The function of the Diversity Committee is to monitor compliance with applicable non-discrimination laws.

Nominating and Governance Committee

        The Nominating and Governance Committee of the Board of Directors of the Company consists of Messrs. Henry B. Tippie (Chairman), Wilton Looney and James B. Williams, each of whom is independent, as discussed above. The Committee was formed in 2002 pursuant to a resolution passed by the Board of Directors for the following purposes:

  •
  to recommend to our Board of Directors nominees for director and to consider any nominations properly made by a stockholder;

  •
  upon request of our Board of Directors, to review and report to the Board with regard to matters of corporate governance; and

  •
  to make recommendations to our Board of Directors regarding the agenda for our annual stockholders' meetings and with respect to appropriate action to be taken in response to any stockholder proposals.

        The Nominating and Governance Committee held one meeting during the fiscal year ended December 31, 2008.

Director Nominations

        Under Delaware law, there are no statutory criteria or qualifications for directors. The Board has prescribed no criteria or qualifications at this time. The Nominating and Governance Committee does not have a charter or a formal policy with regard to the consideration of director candidates. However, it acts under the guidance of the corporate governance guidelines approved by the Board of Directors on January 27, 2004, as amended January 25, 2005, and posted on the Company's website at www.rollins.com under the Governance section. A copy of the corporate governance guidelines is also available in print, without charge, to any shareholder who requests it. The Board believes that it should preserve maximum flexibility in order to select directors with sound judgment and other desirable qualities. According to the Company's corporate governance guidelines, the Board of Directors will be responsible for selecting nominees for election to the Board of Directors. The Board delegates the screening process involved to the Nominating and Governance Committee. This Committee is responsible for determining the appropriate skills and characteristics required of Board members in the context of the then current make-up of the Board. This determination takes into account all factors which the Committee considers appropriate, such as independence, experience, strength of character, mature judgment, technical skills, diversity, age and the extent to which the individual would fill a present need on the Board. The Company's by-laws provide that any stockholder entitled to vote for the election of directors may make nominations for the election of directors. Nominations must comply with an advance notice procedure which generally requires, with respect to nominations for directors for election at an annual meeting, that written notice be addressed to: Secretary, Rollins Inc., 2170 Piedmont Road, N.E., Atlanta, Georgia 30324, not less than ninety days prior to the anniversary of the prior year's annual meeting and set forth the name, age, business address and, if known, residence address of the nominee proposed in the notice, the principal occupation or employment of the nominee for the past five years, the nominee's qualifications, the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and any other information relating to the person that would be required to be disclosed in a proxy statement or other filings. Other requirements related to the notice are contained in the Company's by-laws. The Committee will consider nominations from stockholders who satisfy these requirements. The Committee is responsible for screening the nominees that are selected by the Board of Directors for nomination to the Board and for service on committees of the Board. The Company has not received a recommendation for a director nominee from a shareholder. All of the nominees for directors being voted upon at the Annual Meeting to be held on April 28, 2009 are directors standing for re-election, except for Messrs. Larry L. Prince and Glen W. Rollins. Messrs. Larry L. Prince and Glen W. Rollins were recommended to the Committee as nominees by Messrs. R. Randall Rollins and Gary W. Rollins.

Director Independence and NYSE Requirements

        Controlled Company Exemption.    We have elected to be treated as a "controlled company" as defined by New York Stock Exchange Section 303A.00. This Section provides that a controlled company need not comply with the requirements of Sections 303A.01, 303A.04 and 303A.05 of the New York Stock Exchange Listed Company Manual. Section 303A.01 requires that listed companies have a majority of independent directors. As a controlled company, this Section does not apply to us. Sections 303A.04 and 303A.05 require that listed companies have a nominating and corporate governance committee and a compensation committee, in each case composed entirely of independent directors, and that each of these committees must have a charter that addresses both the committee's purpose and responsibilities and the need for an annual performance evaluation by the committee. While we have a nominating and corporate governance committee and a compensation committee, we are not required to and do not comply with all of the provisions of Sections 303A.04 and 303A.05. We are a "controlled company" because a group that includes the Company's Chairman, R. Randall Rollins, his brother, Gary W. Rollins who is a director and Chief Executive Officer of the Company, and his nephew Glen Rollins who is the son of Gary W. Rollins and Vice President of the Company, and certain companies under their control, possesses in excess of fifty percent of our voting power.

        The Company's Audit Committee is composed of four "independent" directors as defined by the Company's Corporate Governance Guidelines, the New York Stock Exchange rules, the Securities Exchange Act of 1934, SEC regulations thereunder, and the Company's Audit Committee Charter. The members of the Compensation and Nominating and Corporate Governance Committees are also entirely composed of independent directors. The Board of Directors has also concluded that Thomas Lawley is an "independent director" and that Larry L. Prince would, if elected, be an "independent director" under the Company's Corporate Governance Guidelines and the New York Stock Exchange listing standards.

        Independence Guidelines.    Under New York Stock Exchange listing standards, to be considered independent, a director must be determined to have no material relationship with the Company other than as a director. The New York Stock Exchange standards set forth a nonexclusive list of relationships which are conclusively deemed material.

        The Company's Independence Guidelines (Appendix A to the Company's Corporate Governance Guidelines) are posted on the Company's website at www.rollins.com under the Governance section.

These Independence Guidelines provide that to be independent, a director must not have any relationship that would be considered material under New York Stock Exchange Standards. In addition, the Company's Guidelines provide that, except in special circumstances as determined by a majority of the Board, the following relationships are not material:

  (i)
  If the director, or a member of the director's immediate family, has received less than one hundred and twenty thousand dollars (US $120,000) in direct compensation from the Company (other than director and committee fees and compensation for prior service which are not contingent in any way on continued services) during every 12 month period within the past three (3) years.

  (ii)
  If the director is a director or officer, or any member of the director's immediate family is a director or officer of a bank to which the Company is indebted, and the total amount of the indebtedness does not exceed one percent (1%) of the total assets of the bank for any of the past three (3) years.

  (iii)
  If the director or any member of the director's immediate family is an employee of a charitable or educational organization, and donations by the Company do not exceed the greater of one million dollars (US $1,000,000) or two percent (2%) of the organization's consolidated gross revenues within the preceding three (3) years.

  (iv)
  If the director has a relationship with the Company of a type covered by item 404(a) and/or item 407 of the Securities and Exchange Commission's Regulation S-K (or any successor regulation), and that relationship need not, according to the terms of those items and any then-current proxy regulations, be disclosed in the Company's annual proxy statement (except for relationships described elsewhere in these guidelines in which case the other guidelines will govern).

  (v)
  If the director, or a member of the director's immediate family, has direct or beneficial ownership (as defined by Rule 13d-3 under the Securities Exchange Act of 1934) of any amount of any class of common stock of the Company.

        Audit Committee Charter.    Under the Company's Audit Committee Charter, in accordance with New York Stock Exchange listing requirements and the Exchange Act, all members of the Audit Committee must be independent of management and the Company. A member of the Audit Committee is considered independent as long as he or she (i) does not accept any consulting, advisory, or compensatory fee from the Company, other than as a director or committee member; (ii) is not an affiliated person of the Company or its subsidiaries; and (iii) otherwise meets the independence requirements of the New York Stock Exchange and the Company's Corporate Governance Guidelines.

        Nonmaterial Relationships.    After reviewing all of the relationships between the members of the Audit Committee, Dr. Lawley and Mr. Prince, on the one hand, and the Company, on the other hand, the Board of Directors determined that none of them had any relationships not included within the categorical standards set forth in the Independence Guidelines and disclosed above except as follows:

  1.
  Mr. Tippie was employed by the Company from 1953 to 1970, and held several offices with the Company during that time, including as Executive Vice President—Finance, Secretary, Treasurer and Chief Financial Officer.

  2.
  Mr. Tippie is Chairman of the Board of Directors of Dover Motorsports, Inc. and Dover Downs Gaming and Entertainment, Inc. R. Randall Rollins is also a director of these companies.

  3.
  Mr. Tippie is the trustee of the O. Wayne Rollins Foundation and of the Rollins Children's Trust. O. Wayne Rollins is the father of Gary and Randall Rollins. The beneficiaries of the Rollins Children's Trust include the immediate family members of Gary and Randall Rollins.

  4.
  Each of Messrs. Dismuke, Looney, Tippie and Williams also serve on the Boards of RPC, Inc. and Marine Products Corporation, and Mr. Prince is a nominee to serve on those Boards. Messrs. Gary and Randall Rollins are directors, and voting control over which is held by a control group of which Messrs. Randall and Gary Rollins are a part. Mr. Randall Rollins is an executive officer of Marine Products.

  5.
  Dr. Lawley is the Dean of the Emory University School of Medicine. Various charitable contributions have been made by the O. Wayne Rollins Foundation to Emory University in the past, including charitable contributions made by the Foundation to the Emory University School of Medicine and to the Emory University School of Public Health. Gary Rollins is a director of Emory University.

  6.
  Mr. Prince is a director of Genuine Parts Company. Gary W. Rollins is also a director of Genuine Parts Company.

        As required by the Independence Guidelines, the Board of Directors unanimously concluded that the above-listed relationships would not affect the independent judgment of the independent directors, based on their experience, character and independent means, and therefore do not preclude an independence determination. All of the members of the Audit Committee are also independent under the heightened standards required for Audit Committee members.

        In accordance with the NYSE corporate governance listing standards, Mr. Henry B. Tippie was elected as the Presiding Director. The Company's non-management directors meet at regularly scheduled executive sessions without management. Mr. Tippie presides during these executive sessions.

Corporate Governance Guidelines

        We have adopted Corporate Governance Guidelines to promote better understanding of our policies and procedures. At least annually, the Board reviews these guidelines. A copy of our current Corporate Governance Guidelines may be found at our website (www.rollins.com) under the heading "Governance." As required by the rules of the New York Stock Exchange, our Corporate Governance Guidelines require that our non-management directors meet in at least two regularly scheduled executive sessions per year without management.

        At the Company's website (www.rollins.com), under the heading "Governance," you may access a copy of our Corporate Governance Guidelines, our Audit Committee Charter, our Code of Business Conduct and our Code of Business Conduct and Ethics for Directors and Executive Officers and Related Party Transaction Policy. We will also provide a copy of any of these documents, free of charge, to any record or beneficial stockholder. Please make your request in writing, addressed to Harry J. Cynkus, Chief Financial Officer and Treasurer, Rollins, Inc. 2170 Piedmont Road, NE Atlanta, Georgia 30324.

Code of Business Ethics

        The Company has adopted a Code of Business Conduct applicable to all directors, officers and employees generally, as well as a supplemental Code of Business Conduct and Ethics for Directors and Executive Officers and Related Party Transaction Policy applicable to the directors and the principal executive officer, principal financial officer, principal accounting officer or controller or person performing several functions for the Company. Both codes are available on the Company's website at www.rollins.com. Copies are also available in print, without charge, to any shareholder who requests one.

Director Communications

        The Company also has a process for interested parties, including stockholders, to send communications to the Board of Directors, Presiding Director, any of the Board Committees or the non-management directors as a group. Such communications should be addressed as follows:

    Mr. Henry B. Tippie
    c/o Internal Audit Department
    Rollins, Inc. 2170
    Piedmont Road, N.E.
    Atlanta, Georgia 30324.

        Instructions for communications with the directors are also posted on our website at www.rollins.com under the Governance section. All communications received from interested parties are forwarded to the Board of Directors. Any communication addressed solely to the Presiding Director or the non-management directors will be forwarded directly to the appropriate addressee. These instructions are posted on our website (www.rollins.com) under the heading "Governance."

 COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

        None of the directors named above who serve on the Company's Compensation Committee are currently employees of the Company. Mr. Tippie was employed by the Company from 1953 to 1970, and held several offices with the Company during that time, including as Executive Vice President—Finance, Secretary, Treasurer and Chief Financial Officer.

DIRECTOR COMPENSATION

        The following table sets forth compensation to our directors for services rendered as a director. Two of our directors, Messrs R. Randall Rollins and Gary W. Rollins, are our employees. Messrs. R. Randall Rollins' and Gary W. Rollins' compensation are set forth in the Summary Compensation Table under Executive Compensation. Other than Messr. Tippie, the directors listed below have never been employed by the Company or paid a salary or bonus by the Company, have never been granted any options or other stock based awards, and do not participate in any Company sponsored retirement plans. Messr. Tippie has not been employed by the Company or paid a salary or bonus by the Company, has not been granted any options or other stock based awards, and has not participate in any Company sponsored retirement plans since his employment with the Company ceased in 1970.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Total ($)
Henry B. Tippie	94,500	—	—	94,500
Wilton Looney	53,000	—	—	53,000
James B. Williams	53,000	—	—	53,000
Bill J. Dismuke	44,000	—	—	44,000
Thomas J. Lawley	30,000	—	—	30,000

        Directors that are our employees do not receive any additional compensation for services rendered as a director.

        Under the current compensation arrangements, effective January 1, 2008, non-management directors each receive an annual retainer fee of $24,000. In addition, the Chairman of the Audit Committee receives an annual retainer of $16,000, the Chairman of the Compensation Committee receives an annual retainer of $9,000 and the Chairman of each of the Corporate Governance/Nominating Committee and Diversity Committee receives an annual retainer of $6,000. A director that chairs more than one committee receives a retainer with respect to each Committee he chairs. All of the retainers are paid on a quarterly basis. Current per meeting fees for non-management directors are as follows:

  •
  For meetings of the Board of Directors, Compensation Committee, Corporate Governance/Nominating Committee and Diversity Committee $1,500 and telephonic meetings of the Audit Committee, $1,250.

  •
  For in person meetings of the Audit Committee, $2,500. In addition, the Chairman of the Audit Committee receives an additional $1,500 for preparing to conduct the quarterly Board and Board committee meetings.

        All non-management directors are also entitled to reimbursement of expenses for all services as a director, including committee participation or special assignments. There have been no changes to the compensation arrangements in 2009.

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the Report of the Audit Committee shall not be incorporated by reference into any such filings.

 REPORT OF THE AUDIT COMMITTEE

        Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The Audit Committee's responsibility is generally to monitor and oversee these processes, as described in the Audit Committee Charter. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles; that is the responsibility of management.

        In fulfilling its oversight responsibilities with respect to the year ended December 31, 2008, the Audit Committee:

  •
  Approved the terms of engagement of Grant Thornton LLP as the Company's independent registered public accounting firm for the year ended December 31, 2008;

  •
  Reviewed with management the interim financial information included in the Forms 10-Q prior to their being filed with the SEC. In addition, the Committee reviewed all earnings releases with management and the Company's independent public accounting firm prior to their release;

  •
  Reviewed and discussed with the Company's management and the Company's independent registered public accounting firm, the audited consolidated financial statements of the Company as of December 31, 2008 and 2007 and for the three years ended December 31, 2008;

  •
  Reviewed and discussed with the Company's management and the independent registered public accounting firm, management's assessment that the Company maintained effective control over financial reporting as of December 31, 2008;

  •
  Discussed with the independent registered public accounting firm matters required to be discussed by the American Institute of Certified Public Accountants Statement on Auditing Standards ("SAS") No. 61, "Communications with Audit Committees," as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board; and

  •
  Received from the independent registered public accounting firm the written disclosures and the letter in accordance with the requirements of the Public Company Accounting Oversight Board regarding the firm's communications with the Committee concerning independence, and discussed with such firm its independence from the Company.

        Based upon the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company and subsidiaries as of December 31, 2008 and 2007 and for the three years ended December 31, 2008 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.

        In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and (ii) the report of the Company's independent registered public accounting firm with respect to such financial statements.

        Submitted by the Audit Committee of the Board of Directors.

                      Henry B. Tippie, Chairman
                      Wilton Looney
                      James B. Williams
                      Bill Dismuke

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee

        During the fiscal year ended December 31, 2008, the members of our Compensation Committee held primary responsibility for determining executive compensation levels. The Committee is composed of three of our non-management directors who do not participate in the Company's compensation plans. The Committee determines the compensation and administers the performance-based cash compensation plan for our executive officers. In addition, the Committee also administers our Stock Incentive Plan for all the employees.

        The members of our Compensation Committee have extensive and varied experience with various public and private corporations—as investors and stockholders, as senior executives, and as directors charged with the oversight of management and the setting of executive compensation levels. Henry B. Tippie, the Chairman of the Compensation Committee, has served on the board of directors of twelve different publicly traded companies and has been involved in setting executive compensation levels at all of these companies. Messrs. Wilton Looney and James B. Williams have served on the board of directors of several different publicly traded companies and have similarly been involved in setting executive compensation levels at many of these companies.

        The Compensation Committee has authority to engage attorneys, accountants and consultants, including executive compensation consultants, to solicit input from management concerning compensation matters, and to delegate any of its responsibilities to one or more directors or members of management where it deems such delegation appropriate and permitted under applicable law. The Committee has not used the services of any compensation consultants in determining or recommending the amount of form of executive compensation.

        The Compensation Committee believes that determinations relative to executive compensation levels are best left to the discretion of the Committee. In addition to the extensive experience and expertise of the Committee's members and their familiarity with the Company's performance and the performance of our executive officers, the Committee is able to draw on the experience of other directors and on various legal and accounting executives employed by the Company, and the Committee has access to the wealth of readily available public information relative to structuring executive compensation programs and setting appropriate compensation levels. The Committee also believes that the structure of our executive compensation programs should not become overly complicated or difficult to understand. The Committee solicits input from our Chief Executive Officer with respect to the performance of our executive officers and their compensation levels.

General Compensation Objectives and Guidelines

        We are engaged in a highly competitive industry. We believe that our success depends on our ability to attract and retain highly qualified and motivated executives. In order to accomplish this objective, we have endeavored to structure our executive compensation in a fashion that takes into account our operating performance and the individual performance of the executive.

        The Compensation Committee endorses the philosophy that executive compensation should reflect Company performance and the contribution of executive officers to that performance. The Company's compensation policy is designed to achieve three fundamental objectives: (i) attract and retain qualified executives, (ii) motivate performance to achieve Company objectives, and (iii) align the interests of our executives with the long-term interests of the Company's stockholders.

        The Committee recognizes that there are many intangibles involved in evaluating performance and in motivating performance, and that determining an appropriate compensation level is a highly subjective endeavor. The analysis of the Committee is not based upon a structured formula and the objectives referred to above are not weighted in any formal manner.

        Pursuant to our compensation philosophy, the total annual compensation of our executive officers is primarily made up of one or more of three elements. The three elements are salary, annual performance-based incentive compensation and grants of stock based awards such as restricted stock.

        We believe a competitive base salary is important to attract, retain and motivate top executives. We believe annual performance-based incentive compensation is valuable in recognizing and rewarding individual achievement. Finally, we believe equity-based compensation makes executives "think like owners" and, therefore, aligns their interests with those of our stockholders.

        Effective November 1, 2006, we adopted a formal Stock Ownership Guidelines for our executive officers and note that our executive officers are significant stockholders of the Company, as disclosed elsewhere in this Proxy Statement. The purpose of these Guidelines is to align the interests of executives with the interests of shareholders and further promote our longstanding commitment to sound corporate governance.

        The Committee is mindful of the stock ownership of our directors and executive officers but does not believe that it is appropriate to provide a mechanism or formula to take stock ownership (or gains from prior option or stock awards) into account when setting compensation levels. As do many public companies, we have historically provided in our insider trading policies that directors and executive officers may not sell Company securities short and may not sell puts, calls or other derivative securities tied to our Common Stock.

        We expect that the salary and other compensation paid to our executive officers will qualify for income tax deductibility under the limits of Section 162(m) of the Internal Revenue Code. However, the Committee may authorize compensation, which may not, in a specific case, be fully deductible by the Company.

        The Company does not have a formal policy relative to the adjustment or recovery of incentives or awards in the event that the performance measures upon which incentives or awards were based are later restated or otherwise adjusted in a manner that would have reduced the size of an incentive or award. However, as all incentives and awards remain within the discretion of the Compensation Committee, the Committee retains the ability to take any such restatements or adjustments into account in subsequent years.

Salary

        The salary of each executive officer is determined by the Compensation Committee. In making its determinations, the Committee gives consideration to our operating performance for the prior fiscal year and the individual executive's performance. The Committee solicits input from our Chief Executive Officer with respect to the performance of our executive officers and their compensation levels. Effective January 1, 2008, the Compensation Committee increased the salary of Glen W. Rollins by $80,000 to $680,000, increased the salary of Harry J. Cynkus by $50,000 to $450,000, and increased the salary of Michael W. Knottek by $30,000 to $415,000. No adjustments were made in 2009 to the base salaries of our executive officers. Executive salaries for 2009 are as follows: Gary W. Rollins $1,000,000; R. Randall Rollins: $900,000; Glen Rollins $680,000; Harry J. Cynkus $450,000; and Michael W. Knottek $415,000.

Performance-Based Plan

        At the annual meeting of stockholders held on April 22, 2008, the stockholders approved the terms of the Company's Performance-Based Incentive Cash Compensation Plan for Executive Officers (the "Cash Incentive Plan"). Under the Cash Incentive Plan, executive officers have an opportunity to earn bonuses of up to 100 percent of their annual salaries, not to exceed a maximum amount of $2 million per individual per year, upon achievement of bonus performance goals which are pre-set every year by the Compensation Committee upon its approval of the performance bonus program for that year. For 2008, these performance goals were based on targeted revenue growth, targeted pre-tax profit growth, and increase in pre-tax profits over the previous year's pre-tax profit base.

        For the revenue performance goal, Messrs. R. Randall Rollins and Gary W. Rollins are eligible to earn bonuses of between five and 35 percent of their respective annual salary, Mr. Glen Rollins was eligible to earn a bonus of between 2.5 percent and 30 percent of his annual salary, and Messrs. Harry J. Cynkus and Michael W. Knottek were eligible to earn a bonus of between 1.25 percent and 15 percent of their respective annual salary. The minimum growth in revenue to earn a bonus under the Cash Incentive Plan for 2008 was a 13.9 percent increase over prior year revenue, as adjusted for the acquisition of Home Team Pest Defense. Because the actual increase in revenues in 2008 over base year revenues was 16.9 percent, this resulted in bonuses of 5.7 percent of salary for Messrs. Randall and Gary Rollins, 2.8 percent of salary for Mr. Glen Rollins and 1.4 percent of salary for Messrs. Cynkus and Knottek.

        For the pre-tax profit to plan performance goal, Messrs. Randall Rollins and Gary Rollins were eligible to earn bonuses of between 20 and 40 percent of their respective annual base salary, Mr. Glen Rollins was eligible to earn a bonus of between ten and 30 percent of his annual salary, and Messrs. Cynkus and Knottek were eligible to receive a bonus of between ten and 20 percent of their respective annual salary. The minimum growth in pre-tax profit for 2008 was 3.2 percent of the corresponding amount for 2007, as adjusted for the acquisition of Home Team Pest Defense in accordance with the Cash Incentive Plan. The Company's 2008 performance resulted in an actual increase in pre-tax profit over the 2007 base amount of 7.7 percent. This resulted in bonuses of 29.4 percent of salary for Messrs. Randall and Gary Rollins, 19.4 percent of salary for Mr. Glen Rollins and 14.7 percent of salary for Messrs. Cynkus and Knottek.

        For the element of the Cash Incentive Plan tied to the increase in pre-tax profit over the prior year base amount, the executive officers were eligible to participate in the bonus pool at the rate specified below up to the maximum amount specified below:

	Rate of Participation in Increase in Pre-Tax Profits Exceeding 2007 Pre-Tax Profit Base	Maximum Amount of Participation as Percentage of Annual Salary
Gary W. Rollins	1.563%	25%
R. Randall Rollins	1.406%	25%
Glen Rollins	0.850%	20%
Harry J. Cynkus	0.281%	10%
Michael W. Knottek	0.259%	10%

        The Company's 2007 pre-tax profit and base was $104,913,000, as adjusted for the acquisition of Home Team Pest Defense in accordance with the Cash Incentive Plan. For this element of the Cash Incentive Plan, the Company's 2008 performance resulted in bonuses of 15.6 percent of salary for Messrs. Randall Rollins and Gary Rollins, 12.4 percent of salary for Mr. Glen Rollins, 6.2 percent of salary for Messrs Cynkus and Knottek.

        Messrs. Cynkus and Knottek also participate in the Home Office Bonus Plan. Under this plan, the participants may receive a bonus of up to ten percent of their respective annual salary for achievement and margin improvement of the participant's budgeted expense goal (which the Company does not consider a material part of the Company's compensation of its executive officers) and five percent of annual salary for achievement of qualitative and subjective internal customer service survey results. Mr. Cynkus received five percent of his annual salary as a bonus for the budgeted expense component of the Home Office Bonus Plan and five percent of his annual salary for the internal customer service survey component of that bonus plan. Mr. Knottek received five percent of his annual salary as a bonus for the expense goal component of the bonus plan and five percent of his salary as a bonus for the internal customer service survey component of the bonus plan. Historically, the expense goal components of the bonus plan has been achieved and 75 percent of the internal customer service survey component of the bonus plan has been achieved.

        In addition to any bonuses earned under the Cash Incentive Plan or Home Office Plan, the Compensation Committee has the authority to award discretionary bonuses. No discretionary bonuses were awarded for 2008.

Equity Based Awards

        Our Stock Incentive Plan allows for a wide variety of stock based awards such as stock options and restricted stock awards. We last issued stock options in fiscal year ended 2003 and have no immediate plans to issue additional stock options. Partially in response to changes relative to the manner in which stock options are accounted for under generally accepted accounting principles, we have modified the structure and composition of the long-term equity based component of our executive compensation. In recent years, we have awarded time-lapse restricted stock in lieu of granting stock options. The terms and conditions of these awards are described in more detail below.

        Awards under the Company's Stock Incentive Plan are purely discretionary, are not based upon any specific formula and may or may not be granted in any given fiscal year. For the past three years, we have granted time-lapse restricted stock to various employees, including our executive officers, in early January during our regularly scheduled meeting of the Compensation Committee during which the Committee reviews executive compensation. Consistent with this practice, we granted restricted stock awards to our executive officers in January 2007, 2008 and 2009 as follows:

Name	2007	2008		2009
Gary W. Rollins	37,500	50,000	*	50,000
R. Randall Rollins	30,000	45,000	*	45,000
Glen Rollins	22,500	30,000		35,000
Harry J. Cynkus	15,000	20,000		25,000
Michael W. Knottek	15,000	20,000		—

    *
    These shares were granted at the Meeting of the Compensation Committee on April 22, 2008.

        It is our expectation to continue yearly grants of restricted stock awards to selected executives although we reserve the right to modify or discontinue this or any of our other compensation practices at anytime.

        To date, all of our restricted stock awards have had the same features. The shares vest one-fifth per year beginning on the second anniversary of the grant date. Restricted shares have full voting and dividend rights. However, until the shares vest, they cannot be sold, transferred or pledged. Should the executive leave our employment for any reason prior to the vesting dates (other than due to death, retirement on or after age 65 or, with respect to restricted stock awards under the Company's 2008 Stock Incentive Plan, disability), the unvested shares will be forfeited. In the event of a "change in control" of the Company, the Compensation Committee has the discretion to accelerate vesting of the shares.

        Grants are made under our Stock Incentive Plan and the plan is administered pursuant to Rule 16b-3 of the Securities Exchange Act of 1934. When considering the grant of stock based awards, the Committee considers the overall performance and the performance of individual employees.

Employment Agreements

        There are no agreements or understandings between the Company and any executive officer which guarantee continued employment or guarantee any level of compensation, including incentive or bonus payments, to the executive officer.

Retirement Plans

        The Company maintains a defined benefit plan (Rollins, Inc. Retirement Income Plan) for employees hired prior to January 1, 2002, a non-qualified retirement plan (Rollins, Inc. Deferred Compensation Plan) for our executives, and a 401(k) savings plan (Rollins 401(k) Plan) for the benefit of all of our eligible employees.

        The Company froze the Rollins, Inc. Retirement Income Plan effective June 30, 2005. Due to the freeze of the Rollins, Inc. Retirement Income Plan, for certain of our older and more tenured employees who are participants in the Rollins, Inc. Retirement Income Plan, the Company makes additional company contributions ("Pension Restoration Contributions") into either the Rollins 401(k) Plan (for non-highly compensated employees) or into the Rollins, Inc. Deferred Compensated Plan (for highly compensated employees). This contribution will be made for five years. The first contribution was made in January 2007 for those participants who were employed for all of the 2006 plan year. Only employees with five full years of vested service on June 2005 qualify for the Pension Restoration Contributions. Messrs. Randall Rollins, Gary Rollins, Glen Rollins, Michael Knottek and Harry Cynkus are expected to receive Pension Restoration Contributions of 3%, 3%, 1.5%, 3%, and 3% of their annual salary (up to a maximum 2008 annual salary of $230,000), respectively, annually under the

Rollins, Inc. Deferred Compensation Plan. The Rollins, Inc. Deferred Compensation Plan also provides other benefits as described below under "Nonqualified Deferred Compensation".

Other Compensation

        Other compensation to our executive officers includes group welfare benefits including group medical, dental and vision coverage, and group life insurance. The Company provides certain perquisites to its executive officers which are described below under "Executive Compensation." The Company requires that its Chairman and its President and CEO use Company or other private aircraft for air travel whenever practicable for security reasons.

        The following Compensation Committee Report shall not be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

 COMPENSATION COMMITTEE REPORT

        We have reviewed and discussed the above Compensation Discussion and Analysis with management.

        Based upon this review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee
Henry B. Tippie, Chairman
Wilton Looney
James B. Williams

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

        Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required to furnish the Company with copies of all Section 16(a) forms they file.

        Based on our review of the copies of such forms, we believe that during fiscal year ended December 31, 2008, all filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were timely satisfied, except for Messrs. Gary W. Rollins, Glen W. Rollins, Harry J. Cynkus and Michael W. Knottek all filed one Form 4 after its due date reporting the delivery of common stock in payment of a tax liability associated with the vesting of a previously reported restricted stock award and Messr. Thomas J. Lawley filed one Form 4 after its due date reporting the acquisition of Rollins, Inc. common stock. Each of these transactions was exempt from Section 16(b) of the Securities and Exchange Act of 1934 by reason of Rule 16(b)(3).

 EXECUTIVE COMPENSATION

        Shown below is information concerning the annual compensation for the fiscal years ended December 31, 2008, 2007, and 2006 of those persons who were at December 31, 2008:

  •
  our Principal Executive Officer and Principal Financial Officer; and

  •
  our three other most highly compensated executive officers whose total annual salary exceeded $100,000:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Stock awards ($)(2)	Option awards ($)(2)	Non-equity incentive plan compensation ($)(3)	Change in pension value and non-qualified deferred compensation earnings ($)(4)	All other compensation ($)(5)	Total ($)

Gary W. Rollins	2008	1,000,000	391,271	—	501,330	56,166	222,270	2,171,037
Chief Executive Officer	2007	1,000,000	284,708	166,563	394,063	—	347,384	2,192,718
	2006	1,000,000	196,542	166,563	442,156	386,996	360,122	2,552,379

Harry J. Cynkus	2008	450,000	159,830	—	144,623	989	28,467	783,909
Chief Financial Officer	2007	400,000	119,870	17,370	144,213	—	22,550	704,003
	2006	350,000	68,163	17,370	123,676	21,456	14,197	594,862

R. Randall Rollins	2008	900,000	262,698	—	451,232	—	49,736	1,663,666
Chairman of the Board	2007	900,000	166,792	79,713	354,657	—	38,278	1,539,440
	2006	850,000	96,258	79,713	375,172	—	37,148	1,438,291

Glen Rollins	2008	680,000	223,173	—	233,180	—	24,516	1,160,869
Vice President	2007	600,000	138,573	62,933	236,438	—	22,748	1,060,692
	2006	500,000	85,673	62,933	220,570	24,103	17,285	910,564

Michael W. Knottek	2008	415,000	159,830	—	133,384	4,914	29,056	742,184
Senior Vice President	2007	385,000	119,870	17,370	128,795	—	21,198	672,233
	2006	350,000	68,163	17,370	123,676	33,860	15,224	608,293

(1)
Salary in 2008, 2007, and 2006 includes $86,929, $90,919 and $41,773 respectively, which have been deferred by Harry J. Cynkus pursuant to the Deferred Compensation Plan.

(2)
These amounts represent the dollar amount recognized for financial reporting purposes with respect to fiscal years 2008, 2007 and 2006 for current year and prior year grants of restricted Common Stock awarded under our Stock Incentive Plan, computed in accordance with FAS 123R. Please refer to Note 12 to our Financial Statements contained in our Form 10-K for the period ending December 31, 2008 for a discussion of the assumptions used in these computations. Our Form 10-K has been included in our Annual Report and provided to our stockholders.

(3)
Bonuses under the performance-based incentive cash compensation plan are accrued in the fiscal year earned and paid in the following fiscal year.

(4)
Pension values decreased in 2008 as follows: R. Randall Rollins ($21,763), and Glen Rollins ($5,135).

(5)
All other compensation includes the following items for:

Mr. Gary W. Rollins:	$6,900 of Company contributions to the employee's account of the Rollins 401(k) plan; $167,296 of incremental costs to the Company for personal use of the Company's airplane (calculated based on the actual variable costs to the Company for such usage); $7,863 of tax reimbursement payments to offset taxes payable for airplane usage; $6,750 of Company contributions to the employee's account of the Rollins deferred compensation plan; auto allowance and related vehicle expenses; incremental costs to the Company for use of the Company's executive dining room; and use of Company storage space.
Mr. Harry J. Cynkus:
$6,900 of Company contributions to the employee's account of the Rollins 401(k) plan; $6,750 of Company contributions to the employee's account of the Rollins deferred compensation plan; auto allowance and related vehicle expenses; and incremental cost to the Company for use of the Company's executive dining room.
Mr. R. Randall Rollins:
$6,900 of Company contributions to the employee's account of the Rollins 401(k) plan; $6,750 of Company contributions to the employee's account of the Rollins deferred compensation plan; Company provided auto allowance and related vehicle expenses; and incremental cost to the Company for use of the Company's executive dining room.
Mr. Glen Rollins:
$6,900 of Company contributions to the employee's account of the Rollins 401(k) plan; $3,375 of Company contributions to the employee's account of the Rollins deferred compensation plan; auto allowance and related vehicle expenses; and incremental cost to the Company for use of the Company's executive dining room.
Mr. Michael W. Knottek:
$6,900 of Company contributions to the employee's account of the Rollins 401(k) plan; $6,750 of Company contributions to the employee's account of the Rollins deferred compensation plan; auto allowance and related vehicle expenses; and incremental cost to the Company for use of the Company's executive dining room.

 GRANTS OF PLAN-BASED AWARDS

        The shares of Common Stock disclosed in the table below represent grants of restricted Common Stock under our Stock Incentive Plan awarded in fiscal year 2008. All grants of restricted Common Stock vest one-fifth per year beginning on the second anniversary of the grant date. Restricted shares have full voting and dividend rights. However, until the shares vest, they cannot be sold, transferred or pledged. Should the executive leave our employment for any reason prior to the vesting dates (other than due to death, retirement on or after age 65 or, with respect to restricted stock awards under the Company's 2008 Stock Incentive Plan, disability), the unvested shares will be forfeited. We have not issued any stock options in the past three fiscal years and have no immediate plans to issue additional stock options.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)
							Grant Date Fair Value of Stock and Option Awards(3)

Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)

Gary W. Rollins	1/22/08	(1)	1	655,259	1,000,000
	4/22/08					50,000	$852,500

Harry J. Cynkus	1/22/08	(2)	1	168,588	270,000
	1/22/08					20,000	$338,400

R. Randall Rollins	1/22/08	(1)	1	589,770	900,000
	4/22/08					45,000	$767,250

Glen Rollins	1/22/08	(1)	1	322,610	544,000
	1/22/08					30,000	$507,600

Michael W. Knottek	1/22/08	(2)	1	155,486	249,000
	1/22/08					20,000	$338,400

(1)
These amounts represent possible payouts of awards granted under the Cash Incentive Plan in January 2008. The payment of actual awards was approved in February 2009. The amounts of the actual payments are included in the Summary Compensation Table.

(2)
These amounts represent possible payouts of awards granted under the Cash Incentive Plan and the Home Office Cash Incentive Plan in January 2008. The payment of actual awards was approved in February 2009. The amounts of the actual payments are included in the Summary Compensation Table.

(3)
These amounts represent aggregate grant date fair value for grants of restricted Common Stock awarded in fiscal year 2008 under our Stock Incentive Plan computed in accordance with FAS 123R. Please refer to Note 12 to our Financial Statements contained in our Form 10-K for the period ending December 31, 2008 for a discussion of assumptions used in this computation. Our Form 10-K has been included in our Annual Report and provided to our stockholders.

        There are no agreements or understandings between the Company and any executive officer which guarantee continued employment or guarantee any level of compensation, including incentive or bonus payments, to the executive officer. All of the named executive officers participate in the Company's Cash Incentive Plan. Bonus awards under the Cash Incentive Plan provide participants an opportunity to earn an annual bonus in a maximum amount of 100% of base salary or $2 million per individual per year, whichever is less. Under the Cash Incentive Plan, whether a bonus is payable, and the amount of any bonus payable, is contingent upon achievement of certain performance goals which are set in the annual program adopted under the plan. Performance goals are measured according to one or more of the following three targeted financial measures: revenue growth, achievement of preset pretax profit targets, and pretax profit improvement over the prior year. For 2008, these performance goals were measured by obtaining specific levels of the following: revenue growth, pre-tax profit plan achievement, and pre-tax profit improvement over the prior year. The Compensation Committee set a maximum award for fiscal year 2008 of 100% of the executive's base salaries for Messrs. R. Randall Rollins and Gary W. Rollins, and a maximum award of 80% of base salary for Mr. Glen Rollins. Messrs. Harry J. Cynkus and Michael W. Knottek have a maximum award of 60% of their base salaries for fiscal year 2008. In addition, Messrs. Harry J. Cynkus and Michael W. Knottek participate in the Home Office Plan. Under this Plan, the participants may receive a bonus of up to 10% of the participant's annual salary for achievement of the participant's expense plan and an additional 5% of annual salary for achievement of internal customer service survey results. Unless sooner amended or terminated by the Compensation Committee, the Cash Incentive Plan will be in place until April 22, 2013. The named executive officers are eligible to receive options and restricted stock under the Company's stock incentive plan, in such amounts and with such terms and conditions as determined by the Compensation Committee at the time of grant. All of the executive officers are eligible to participate in the Company's Deferred Compensation Plan. The executive officers participate in the Company's regular employee benefit programs, including the 401(k) Plan with Company match, group life insurance, group medical and dental coverage and other group benefit plans. The Deferred Compensation Plan provides that participants may defer up to 50% of their base salary and up to 100% of their annual bonus with respect to any given plan year, subject to a $2,000 per plan year minimum. The Company may make discretionary credits to participant accounts.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The table below sets forth details concerning outstanding option awards made in prior years to the executives named in our Summary Compensation Table, including the expiration date, the option exercise price, and the number of shares of Common Stock underlying the grants both exercisable and unexercisable. As we have not issued any stock options since 2003, the grant dates for all of these options are from fiscal year ended 2003 and earlier. The table below also sets forth the total number of restricted shares of Common Stock that were granted in 2008 and in prior years to the executives named in our Summary Compensation Table but which have not yet vested, together with the market value of these unvested shares based on the $18.08 the closing price of our Common Stock on December 31, 2008.

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(1)		Number of Shares or Units of Stock That Have Not Vested (#)(5)	Market Value of Shares or Units of Stock That Have Not Vested ($)

Gary W. Rollins	—	—	—	—		140,000	2,531,200

Harry J. Cynkus	—	—	—	—		57,800	1,045,024

R. Randall Rollins	—	—	—	—		102,000	1,844,160

Glen W. Rollins	84,373	—	8.2845	01/28/2013	(2)	75,900	1,372,272
	67,500	—	5.6741	01/22/2012	(3)	—	—
	67,500	—	5.4074	01/23/2011	(4)	—	—

Michael W. Knottek	—	—	—	—		57,800	1,045,024

(1)
Unless otherwise noted, all options have ten year terms with vesting as follows: one-fifth become exercisable beginning one year after date of grant and an additional one-fifth becomes exercisable over the succeeding four years.

(2)
Options granted January 28, 2003.

(3)
Options granted January 22, 2002

(4)
Options granted January 23, 2001.

(5)
Restricted shares for the named executive officers vest 20% annually beginning on the second anniversary of the grant date, as follows:

Name	Number of shares Granted	Grant Date	Date fully vested

Gary W. Rollins	56,250	4/27/2004	4/27/2010
	37,500	1/24/2006	1/24/2012
	37,500	1/23/2007	1/23/2013
	50,000	4/22/2008	4/22/2014

Harry J. Cynkus	18,000	1/25/2005	1/25/2011
	15,000	1/24/2006	1/24/2012
	15,000	1/23/2007	1/23/2013
	20,000	1/22/2008	1/22/2014

R. Randall Rollins	22,500	4/27/2004	4/27/2010
	22,500	1/24/2006	1/24/2012
	30,000	1/23/2007	1/23/2013
	45,000	4/22/2008	4/22/2014

Glen Rollins	22,500	4/27/2004	4/27/2010
	18,000	1/24/2006	1/24/2012
	22,500	1/23/2007	1/23/2013
	30,000	1/22/2008	1/22/2014

Michael W. Knottek	18,000	1/25/2005	1/25/2011
	15,000	1/24/2006	1/24/2012
	15,000	1/23/2007	1/23/2013
	20,000	1/22/2008	1/22/2014

 OPTION EXERCISES AND STOCK VESTED

        The following table sets forth:

  •
  the number of shares of Common Stock acquired by the executives named in the Summary Compensation Table upon the exercise of stock options during the fiscal year ended December 31, 2008.

  •
  the aggregate dollar amount realized on the exercise date for such options computed by multiplying the number of shares acquired by the difference between the market value of the shares on the exercise date and the exercise price of the options;

  •
  the number of shares of restricted Common Stock acquired by the executives named in the Summary Compensation Table upon the vesting of shares during the fiscal year ended December 31, 2008.

  •
  the aggregate dollar amount realized on the vesting date for such restricted stock computed by multiplying the number of shares which vested by the market value of the shares on the vesting date.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Gary W. Rollins			18,750	310,237

Harry J. Cynkus			6,600	109,686

R. Randall Rollins			9,000	148,950

Glen Rollins	16,264	207,150	8,100	134,037

Michael W. Knottek			6,600	109,686

 PENSION BENEFITS

        The Company's Retirement Income Plan, a trustee defined benefit pension plan, provides monthly benefits upon retirement at age 65 to eligible employees. In the second quarter of 2005, the Company's Board of Directors approved a resolution to cease all future retirement benefit accruals under the Retirement Income Plan effective June 30, 2005. Retirement income benefits are based on the average of the employee's compensation from the Company for the five consecutive complete calendar years of highest compensation during the last ten consecutive complete calendar years ("final average compensation") immediately preceding June 30, 2005. The estimated annual benefit payable at the later of retirement or age 65 is $82,056 for Mr. R. Randall Rollins, $155,664 for Mr. Gary W. Rollins, $29,844 for Mr. Glen W. Rollins, $13,620 for Mr. Michael W. Knottek and $11,280 for Mr. Harry J. Cynkus. The Plan also provides reduced early retirement benefits under certain conditions.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)

Gary W. Rollins	Pension Plan	35	$1,452,818	—

Harry J. Cynkus	Pension Plan	6	$75,730	—

R. Randall Rollins	Pension Plan	21	$549,195	$82,056

Glen W. Rollins	Pension Plan	16	$69,827	—

Michael W. Knottek	Pension Plan	7	$127,114	—

(1)
The actuarial present value of the executive's accumulated benefit under the Retirement Income Plan is computed as of the measurement date used for financial statement reporting purposes and the valuation method and material assumptions applied are set forth in Note 12 to our Financial Statements contained in our Form 10-K for the period ending December 31, 2008. Our Form 10-K has been included in our Annual Report and provided to our stockholders.

 NONQUALIFIED DEFERRED COMPENSATION

        On June 13, 2005, the Company approved the Rollins, Inc. Deferred Compensation Plan (the "Deferred Compensation Plan") that is designed to comply with the provisions of the American Jobs Creation Act of 2004 (including Section 409A of the Internal Revenue Code). The Deferred Compensation Plan provides that employees eligible to participate in the Deferred Compensation Plan include those who are both members of a group of management or highly compensated employees and selected by the committee administering the Deferred Compensation Plan. All of the named executive officers are eligible.

Name	Executive contributions in last FY ($)(2)	Registrant contributions in last FY ($)(1)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)
Gary W. Rollins	—	6,750	(3,226)	—	12,213
Harry J. Cynkus	86,929	6,750	(63,007)	—	190,452
R. Randall Rollins	—	6,750	(3,226)	—	12,213
Glen Rollins	—	3,375	(2,585)	—	5,263
Michael W. Knottek	—	6,750	(3,226)		12,213

(1)
Reflects the amounts for each of the named executive officers, which are reported as compensation to such named executive officer in the Other Compensation column of the Summary Compensation Table on page 22.

(2)
Included in the Salary column of the Summary Compensation Table on page 22.

        The Deferred Compensation Plan provides that participants may defer up to 50% of their base salary and up to 85% of their annual bonus with respect to any given plan year, subject to a $2,000 per plan year minimum. The annual bonus deferral percentage was amended to allow participants the ability to defer up to 85%, beginning with bonuses earned in 2007 and paid in 2008. The Company may make discretionary contributions to participant accounts. The Company currently plans to credit accounts of participants of long service to the Company with certain discretionary amounts ("Pension Plan Benefit Restoration Contributions") in lieu of benefits that previously accrued under the Company's Retirement Income Plan. The Company ceased all future benefit accruals under the Retirement Income Plan effective June 30, 2005. The Company intends to make Pension Plan Benefit Restoration Contributions under the Deferred Compensation Plan for five years. The first contribution was made in January 2007 for those participants who were employed for all of the 2006 plan year. Only employees with five full years of vested service on June 30, 2005 qualify for Pension Plan Benefit Restoration Contributions. Randall Rollins, Gary Rollins, Glen Rollins, Michael Knottek and Harry Cynkus are expected to receive Pension Plan Benefit Restoration Contributions of 3.0%, 3.0%, 1.5%, 3.0% and 3.0% of their annual salary (up to a maximum annual salary of $230,000), respectively.

        Under the Deferred Compensation Plan, salary and bonus deferrals and Pension Plan Benefit Restoration Contributions are fully vested. Any discretionary contributions are subject to vesting in accordance with the matching contribution vesting schedule set forth in the Company 401(k) Plan in which a participant participates.

        Accounts will be credited with hypothetical earnings, and/or debited with hypothetical losses, based on the performance of certain "Measurement Funds." Account values are calculated as if the funds from deferrals and Company credits had been converted into shares or other ownership units of selected Measurement Funds by purchasing (or selling, where relevant) such shares or units at the current purchase price of the relevant Measurement Fund at the time of the participant's selection. Deferred Compensation Plan benefits are unsecured general obligations of the Company to the participants, and these obligations rank in parity with the Company's other unsecured and unsubordinated indebtedness. The Company has established a "rabbi trust," which it uses to voluntarily set aside amounts to indirectly fund any obligations under the Deferred Compensation Plan. To the extent that the Company's obligations under the Deferred Compensation Plan exceed assets available under the trust, the Company would be required to seek additional funding sources to fund its liability under the Deferred Compensation Plan.

        Generally, the Deferred Compensation Plan provides for distributions of any deferred amounts upon the earliest to occur of a participant's death, disability, retirement or other termination of employment (a "Termination Event"). However, for any deferrals of salary and bonus (but not Company contributions), participants would be entitled to designate a distribution date which is prior to a Termination Event. Generally, the Deferred Compensation Plan allows a participant to elect to receive distributions under the Deferred Compensation Plan in installments or lump-sum payments.

401(k) PLAN

        Effective October 1, 1983, the Company adopted a qualified retirement plan designed to meet the requirements of Section 401(k) of the Code ("401(k) Plan"). The forms of benefit payment under the 401(k) Plan are dependent upon the vested account balance. If the vested assets are greater than $1,000 up to and including $5,000, a participant may roll their money into another qualified plan or it will be rolled into a Prudential Individual Retirement Account. If the participant has more than $5,000 in vested assets, they can leave their funds in the Plan, take a full or partial lump sum distribution, take systematic distributions or roll their vested assets into another qualified plan. If the account balance is equal to or less than $1,000, the participant may roll their vested balance into another qualified plan or take a lump sum distribution. Under the 401(k) Plan, the full amount of a participant's vested benefit is payable upon his termination of employment, retirement, total and permanent disability, or death. While employed, a participant may withdraw a certain amount of his pre-tax and rollover contributions upon specified instances of financial hardship, and may withdraw all or any portion of his pre-tax and rollover account after attaining the age of 59 1/2. A participant may withdraw all or any portion of his after-tax account at any time and for any reason. Amounts contributed by the Company to the accounts of Named Executives under this plan are included in the "All Other Compensation" column of the Summary Compensation Table above.

 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        The following table describes the potential payments and benefits under the Company's compensation and benefit plans and arrangements to which the named executive officers would be entitled upon termination of employment. There are no other agreements, arrangements or plans that entitle executive officers to severance, perquisites, or other enhanced benefits upon termination of their employment. Any agreement to provide such payments or benefits to a terminating executive officer would be in the discretion of the Compensation Committee. The executive officers are not entitled to additional benefits at death or disability per the terms of the defined benefit plan. The amounts payable at retirement are disclosed in the "Pension Benefits" section on page 29. The executive officers can choose to receive the amounts accumulated in the Deferred Compensation Plan either as a lump sum or in installments at retirement, death or disability. These amounts have been disclosed under the "Nonqualified Deferred Compensation" section on pages 30-31. The table below shows the incremental restricted shares that would become vested as of December 31, 2008, at the closing market price of $18.08 per share for our Common Stock, as of that date, in the case of retirement, death or disability.

		Stock Awards
Name		Number of shares underlying unvested stock (#)	Unrealized value of unvested stock
Gary W. Rollins	Death or disability	51,701	$934,761
Harry J. Cynkus	Death or disability	20,730	$374,808
R. Randall Rollins	Retirement	32,208	$582,326
	Death or disability	102,000	$1,030,560
Glen Rollins	Death or disability	25,770	$465,936
Michael W. Knottek	Death or disability	20,730	$374,808

        Accrued Pay and Regular Retirement Benefits.    The amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:

  •
  Accrued salary and vacation pay

  •
  Distributions of plan balances under the 401(k) plan, as described at "401(k) Plan" above.

  •
  Nonqualified Deferred Compensation

  •
  The value of option continuation upon termination, as described below. When an employee terminates prior to retirement, his or her stock options are terminated immediately, except that the options may be exercised for a period after termination (not to exceed the original option termination date) as follows:

  •
  Permanent Disability—one year after termination

  •
  Death—six months after the date of death

  •
  Normal or Early Retirement—one day less than three months after retirement

  •
  The termination of employment for any reason shall not accelerate the vesting of options.

        Incremental Pension Benefit.    The amounts shown in the table represent the present value of payments under the Retirement Plan if termination occurred on December 31, 2008.

        Change in Control or Severance.    The Company does not have any change in control or severance arrangements for its executives.

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        A group that includes the Company's Chief Executive Officer Gary W. Rollins and his brother Chairman of the Board R. Randall Rollins and certain companies under their control, possesses in excess of fifty percent of the Company's voting power. Please refer to the discussion above under the heading, "Corporate Governance and Board of Directors' Committees and Meetings, Director Independence and NYSE Requirements, Controlled Company Exemption." The group discussed above also controls in excess of fifty percent of the voting power of RPC, Inc. and Marine Products, Inc. All of the Company's directors, with the exception of Dr. Thomas J. Lawley, are also directors of RPC, Inc. and Marine Products Corporation.

        Our Code of Business Ethics and Related Party Transactions Policy for Executive Officers and Directors provides that related party transactions, as defined in Regulation S-K, Item 404(a), must be reviewed, approved and/or ratified by our Nominating and Corporate Governance Committee. As set forth in our Code, our Nominating and Corporate Governance Committee has the responsibility to ensure that it only approve or ratify related party transactions that are in compliance with applicable law, consistent with the Company's corporate governance policies (including those relative to conflicts of interest and usurpation of corporate opportunities) and on terms that are deemed to be fair to the Company. The Committee has the authority to hire legal, accounting, financial or other advisors as it may deem necessary or desirable and/or to delegate responsibilities to executive officers of the Company in connection with discharging its duties. A copy of the Code is available at our website (www.rollins.com) under the heading "Corporate Governance." All related party transactions for fiscal year ended December 31, 2008 were reviewed, approved and/or ratified by the Nominating and Corporate Governance Committee in accordance with the Code.

        The Company provides certain administrative services and rents office space to RPC, Inc. ("RPC") (a company of which Mr. R. Randall Rollins is also Chairman and which is otherwise affiliated with the Company). The service agreements between RPC and the Company provide for the provision of services on a cost reimbursement basis and are terminable on six months notice. The services covered by these agreements include office space, administration of certain employee benefit programs, and other administrative services. Charges to RPC (or to corporations which are subsidiaries of RPC) for such services and rent totaled $0.2 million for the year ended December 31, 2008 and less than $0.1 million for each of the years ended December 31, 2007 and 2006.

        The Company rents office, hanger and storage space to LOR, Inc. ("LOR") (a company controlled by R. Randall Rollins and Gary W. Rollins). Charges to LOR (or corporations which are subsidiaries of LOR) for rent totaled $0.8 million for the year ended December 31, 2008, $0.5 million for the year ended December 31, 2007 and $0.6 million for the year ended December 31, 2006.

        All transactions were approved by the Company's Nominating and Governance Committee of the Board of Directors.

 INDEPENDENT PUBLIC ACCOUNTANTS

Principal Auditor

        Grant Thornton has served as the Company's independent registered public accountants for the fiscal years ended December 31, 2007 and 2008.

        The Audit Committee has appointed Grant Thornton as Rollins, Inc.'s independent public accountants for the fiscal year ending December 31, 2009. Representatives of Grant Thornton are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Audit Fees

	2008	2007
Audit Fees(1)	$1,034,000	$994,000
Audit-Related Fees	—	—
Tax Fees(2)	20,000	21,000
All Other Fees	—	—

Total	$1,054,000	$1,015,000

(1)
Audit fees represent fees for professional services provided in connection with the audit of our internal control over financial reporting, audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)
Consists of tax return preparation or review fees.

Pre-approval of Services

        All of the services described above were pre-approved by the Company's Audit Committee. The Audit Committee has determined that the payments made to its independent public accountants for these services are compatible with maintaining such auditors' independence. All of the hours expended on the principal accountant's engagement to audit the financial statements of the Company for the years 2008 and 2007 were attributable to work performed by full-time, permanent employees of the principal accountant. The Committee has no pre-approval policies or procedures other than as set forth below.

        The Audit Committee is directly responsible for the appointment and termination, compensation, and oversight of the work of the independent public accountants, including resolution of disagreements between management and the independent public accountants regarding financial reporting. The Audit Committee is responsible for pre-approving all audit and non-audit services provided by the independent public accountants and ensuring that they are not engaged to perform the specific non-audit services proscribed by law or regulation. The Audit Committee has delegated pre-approval authority to its Chairman with the stipulation that his decision is to be presented to the full Committee at its next scheduled meeting.

STOCKHOLDER PROPOSALS

        Appropriate proposals of stockholders intended to be presented at the Company's 2010 Annual Meeting of the Stockholders must be received by the Company by November 16, 2009 in order to be included, pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, in the proxy statement and form of proxy relating to that meeting. In accordance with Rule 14a-4(c)(1)

of the Securities Exchange Act of 1934, as amended, management proxyholders intend to use their discretionary voting authority with respect to any stockholder proposal raised at the Company's 2010 annual meeting as to which the proponent fails to notify the Company on or before January 30, 2010. With regard to such stockholder proposals, if the date of the next annual meeting of stockholders is advanced or delayed more than 30 calendar days from April 28, 2009, the Company will, in a timely manner, inform its stockholders of the change and of the date by which such proposals must be received.

        With respect to stockholder nomination of directors, the Company's by-laws provide that nominations for the election of directors may be made by any stockholder entitled to vote for the election of directors. Nominations must comply with an advance notice procedure which generally requires with respect to nominations for directors for election at an annual meeting, that written notice be addressed to: Secretary, Rollins, Inc., 2170 Piedmont Road, N.E., Atlanta, Georgia 30324, not less than ninety days prior to the anniversary of the prior year's annual meeting and set forth the name, age, business address and, if known, residence address of the nominee proposed in the notice, the principal occupation or employment of the nominee for the past five years, the nominee's qualifications, the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and any other information relating to the person that would be required to be disclosed in a proxy statement or other filings. Other specific requirements related to such notice, including required disclosures concerning the stockholder intending to present the nomination, are set forth in the Company's bylaws. Notices of nominations must be received by the Secretary of the Company no later than January 28, 2010 and no earlier than December 20, 2009, with respect to directors to be elected at the 2010 Annual Meeting of Stockholders.

EXPENSES OF SOLICITIATION

        The Company will bear the solicitation cost of proxies. Upon request, the Company will reimburse brokers, dealers and banks, or their nominees, for reasonable expenses incurred in forwarding copies of the proxy material to their beneficial shareholders of record. Solicitation of proxies will be made primarily by mail. Proxies also may be solicited in person or by telephone, facsimile or other means by our directors, officers and regular employees. These individuals will receive no additional compensation for these services. The Company has retained Georgeson Shareholder Communications, Inc. to conduct a broker search and to send proxies by mail for an estimated fee of approximately $7,000 plus shipping expenses.

ANNUAL REPORT

        Our Annual Report as of and for the year ended December 31, 2008 is being provided to you with this proxy statement. The Annual Report includes our Form 10-K (without exhibits). The Annual Report is not considered proxy soliciting material.

FORM 10-K

        On written request of any record or beneficial stockholder, we will provide, free of charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2008, which includes the consolidated financial statements. Requests should be made in writing and addressed to: Harry J. Cynkus, Chief Financial Officer and Treasurer, Rollins, Inc., 2170 Piedmont Road, NE Atlanta, Georgia 30324. We will charge reasonable out-of-pocket expenses for the reproduction of exhibits to Form 10-K should a stockholder request copies of such exhibits.

 OTHER MATTERS

        Our Board of Directors knows of no business other than the matters set forth herein which will be presented at the meeting. Since matters not known at this time may come before the meeting, the enclosed proxy gives discretionary authority with respect to such matters as may properly come before the meeting and it is the intention of the persons named in the proxy to vote in accordance with their judgment on such matters.

By Order of the Board of Directors

Michael W. Knottek Senior Vice President—Secretary

Atlanta, Georgia
March 16, 2009

<STOCK#> 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 123456 C0123456789 12345 NNNNNNNNN NNNNNNN MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNNNNNNN 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext C123456789 NNNNNNNNNNNNNNN C 1234567890 J N T 0 2 0 9 2 9 1 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 0108RC 1 U P X + Annual Meeting Proxy Card + Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. Change of Address — Please print new address below. 01 - Gary W. Rollins 02 - Henry B. Tippie 03 - Larry L. Prince Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. B Non-Voting Items A Election of Directors — The Board of Directors recommends a vote FOR all the nominees listed. 1. Election of Class II Directors: 3. IN THE DISCRETION OF THE PROXIES, ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. Mark here to WITHHOLD vote from all nominees Mark here to vote FOR all nominees For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. 01 02 03 01 - Glenn W. Rollins 2. Election of Class I Director: Mark here to WITHHOLD vote from nominee Mark here to vote FOR nominee [1]IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.[1] Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 12:00 a.m., Eastern Time, on April 28, 2009. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/RLNS • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

Proxy Solicited by the Board of Directors of Rollins, Inc. for Annual Meeting of Stockholders, Tuesday, April 28, 2009, 12:30 P.M. The undersigned hereby constitutes and appoints GARY W. ROLLINS and R. RANDALL ROLLINS, and each of them, jointly and severally, proxies, with full power of substitution, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 28, 2009, at 12:30 P.M. at 2170 Piedmont Road, N.E., Atlanta, Georgia, or any adjournment thereof. The undersigned acknowledges receipt of Notice of the Annual Meeting and Proxy Statement, each dated March 16, 2009, grants authority to said proxies, or either of them, or their substitutes, to act in the absence of others, with all the powers which the undersigned would possess if personally present at such meeting and hereby ratifies and confirms all that said proxies, or their substitutes, may lawfully do in the undersigned’s name, place or stead. The undersigned instructs said proxies, or either of them, to vote as stated on the reverse side. ALL PROXIES SIGNED AND RETURNED WILL BE VOTED OR NOT VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS, BUT THOSE WITH NO CHOICE WILL BE VOTED “FOR” THE NOMINEES FOR DIRECTOR ON THE REVERSE SIDE. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. NO POSTAGE REQUIRED IF THIS PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND MAILED IN THE UNITED STATES. (over) Proxy — ROLLINS, INC. [1]IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.[1]

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ROLLINS, INC. NOTICE OF ANNUAL MEETING OF STOCKHOLDERS 2170 Piedmont Road, N.E., Atlanta, Georgia 30324
PROXY STATEMENT
SOLICITATION OF AND POWER TO REVOKE PROXY
CAPITAL STOCK
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE AND BOARD OF DIRECTORS' COMMITTEES AND MEETINGS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
DIRECTOR COMPENSATION
REPORT OF THE AUDIT COMMITTEE
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED
PENSION BENEFITS
NONQUALIFIED DEFERRED COMPENSATION
401(k) PLAN
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
INDEPENDENT PUBLIC ACCOUNTANTS
STOCKHOLDER PROPOSALS
EXPENSES OF SOLICITIATION
ANNUAL REPORT
FORM 10-K
OTHER MATTERS